COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
         IN DREYFUS HIGH YIELD SECURITIES FUND AND THE
         MERRILL LYNCH HIGH YIELD MASTER II INDEX

          EXHIBIT A:
          _________________________________________________
         |             |   MERRILL LYNCH  |     DREYFUS   |
         |             |    HIGH YIELD    |    HIGH YIELD |
         |  PERIOD     |     MASTER II    |    SECURITIES |
         |             |      INDEX *     |       FUND    |
         |-----------  |   -------------  |   ------------|
         |  3/25/96    |         10,000   |        10,000 |
         |  3/31/96    |         10,000   |        10,016 |
         |  4/30/96    |         10,014   |        10,080 |
         |  5/31/96    |         10,086   |        10,296 |
         |  6/30/96    |         10,131   |        10,660 |
         |  7/31/96    |         10,193   |        10,823 |
         |  8/31/96    |         10,320   |        11,067 |
         |  9/30/96    |         10,560   |        11,430 |
         | 10/31/96    |         10,651   |        11,522 |
         |------------------------------------------------|




          * Source: Merrill Lynch, Pierce, Fenner and Smith Inc.